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                                                                   EXHIBIT 10.52

                              AMENDED CONFIRMATION

Date:          August 28, 2002

To:            GBC Florida, Inc. ("Counterparty")

Attention:     Rick Tremblay, Vice President and Treasurer
Phone No.:     913-323-7703
Facsimile No:  913-451-8004

From:          Citibank, N.A. New York ("Citibank")

Telefax No.:   212-615-8985

Transaction Reference Number:  29481

     The purpose of this communication is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the "Transaction") between Citibank, N.A., New York ("Citibank") and GBC
Florida, Inc. ("Counterparty"). This communication constitutes a "Confirmation" as referred to in the Agreement specified below. THIS CONFIRMATION AMENDS, RESTATES AND SUPERSEDES ANY PRIOR CONFIRMATION FOR THIS TRANSACTION.

     1.    The definitions and provisions contained in the 2000 ISDA Definitions
(the "Definitions") (as published by the International Swaps and Derivatives
Association, Inc.) are incorporated into this Confirmation. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the Definitions.

This Confirmation supplements, forms a part of, and is subject to, the ISDA
Master Agreement dated as of August 14, 2002, as amended and supplemented from time to time (the "Master Agreement"), between Counterparty and Citibank. All provisions contained in the Master Agreement govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation and the Definitions or the Master Agreement, this Confirmation will govern.

THIS CONFIRMATION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS
OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE, PROVIDED THAT THIS
PROVISION WILL BE SUPERSEDED BY ANY CHOICE OF LAW PROVISION IN THE MASTER
AGREEMENT.

     2.    The terms of the particular Transaction to which this Confirmation relates are as follows:
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
     Notional Amount: USD 16,249,420.00

     Trade Date:       August 19, 2002

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     Effective Date:   August 21, 2002

     Termination Date:                  June 30, 2028

     FIXED AMOUNTS:

Fixed Rate Payer:                       Citibank

Fixed Rate Payer Period End Dates       Quarterly, on the last day of March,
                                        June, September and December in each
                                        year commencing September 30, 2002 to
                                        and including the Termination Date, with
                                        No Adjustment.

Fixed Rate Payer Payment Dates:         Quarterly, on the last day of March,
                                        June, September and December in each
                                        year commencing September 30, 2002 to
                                        and including the Termination Date,
                                        subject to adjustment in accordance with
                                        the Modified Following Business Day
                                        Convention

Fixed Rate:                             8.50 percent

Fixed Rate Day Count Fraction:          30/360

     FLOATING AMOUNTS:

Floating Rate Payer:                    Counterparty

Floating Rate Payer Payment Dates:      Quarterly, on the last day of March,
                                        June, September and December in each
                                        year commencing September 30, 2002 to
                                        and including the Termination Date,
                                        subject to adjustment in accordance with
                                        the Modified Following Business Day
                                        Convention

Floating Rate for all Calculation
Periods: To be determined two London Banking Days prior to the Reset Dates

Floating Rate Option:                   USD-LIBOR-BBA

Designated Maturity for the initial
Calculation Period from and including
the Effective Date up to but excluding
September 30, 2002:                     Linear Interpolation

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Designated Maturity for all
Calculation Periods from and including
September 30, 2002 to but excluding
the Termination Date:                   3 Months

Spread:                                 Plus 2.13 percent

Floating Rate Payer Day Count
Fraction:                               Actual/360

Reset Dates:                            The first day of each Floating Rate
                                        Payer Calculation Period

Compounding:                            Inapplicable

Business Days:                          New York

Calculation Agent:                      As stated in the Master Agreement
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                  3a.  EARLY TERMINATION:

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
                  Optional Early Termination:            Applicable

                  Option Style:                          American

                  Optional Early Termination Date:       Any Business day from and including the Commencement Date through and including the Expiration Date, subject to adjustment in accordance with the
                                                         Modified Following Business Day Convention, provided that, the Buyer must notify the Seller of the date of such Business Day (the "Optional Early
                                                         Termination Date") at least forty (40) Calendar Days prior to such Optional
                                                         Early Termination Date.

                  Seller:                                Counterparty

                  Buyer:                                 Citibank

                  Business Days for Payment:             New York

                  Exercise Business Days:                New York

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                  3b.  PROCEDURE FOR EXERCISE:

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
                  Commencement Date:                     June 30, 2003,  subject to  adjustment in accordance with the Modified
                                                         Following Business Day Convention.

                  Exercise Dates:                        The Optional Early Termination Date

                  Expiration Date:                       June 30, 2028,  subject to  adjustment in accordance with the Modified
                                                         Following Business Day Convention.

                  Earliest Exercise Time:                9:00 a.m., New York time

                  Expiration Time:                       4:00 p.m. New York time

                  Multiple Exercise:                     Inapplicable

                  3c.  SETTLEMENT TERMS:

                  Cash Settlement:                       Inapplicable

                  4.  CREDIT PROVISIONS:

                                                         (i)   Counterparty posts upfront collateral of USD 196,845.00 for the
                                                               Transaction detailed in this confirmation.

                                                         (ii)  American Bank remains well capitalized according to regulatory guidelines or Citibank has the right to terminate the Transaction or request additional collateral.

                                                         (iii) American Bank remains directly or indirectly wholly-owned by the
                                                               Counterparty or Citibank has the right to terminate the Transaction or request additional collateral.
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         5.  OPTIONAL EARLY TERMINATION:

Provided that no Event of Default or event with which the giving of notice or the lapse of time, or both, would constitute such an Event of Default shall have occurred and be continuing, and provided that no Early Termination Date has been designated with respect to this Transaction, Counterparty may require this Transaction to be terminated and the remaining payment obligations under this Transaction to be settled and discharged on any Business Day, subject to adjustment in accordance with the Modified Following Business Day Convention (the "Cash Settlement Date") by telephonic notice to the other party at approximately 11:00 a.m., New York

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time, on the day that is five Business Days prior to the Cash Settlement Date.
If such notice is given, an amount (the "Cash Settlement Amount") shall be calculated as provided below on the day that is two Business Days prior to the Cash Settlement Date (the "Cash Settlement Determination Date"), and the remaining payment obligations of each party under this Transaction shall be settled and discharged by payment of the Cash Settlement Amount on the Cash Settlement Date.

"Cash Settlement Amount" means: (1) an amount agreed for that purpose by the parties at approximately 11:00 a.m., New York time, on the Cash Settlement Determination Date or at such other time as the parties may agree for such purpose (in either case, the "Determination Time"), or (2) if such an agreement cannot be reached, the amount which would be payable if (a) the Cash Settlement Date was an Early Termination Date (provided that the Cash Settlement Amount shall be determined at the Determination Time and paid for value on the Cash Settlement Date), (b) this Transaction was the only Terminated Transaction, (c) the Termination Currency was U.S. Dollars, and (d) the amount due in respect of such Early Termination Date was calculated in accordance with Section 6(e)(ii)(2)(A) of the Agreement; provided, however, that notwithstanding any contrary provision of the definitions of "Settlement Amount" or "Market Quotation" or any other provision of the Agreement, quotations shall be solicited from five leading dealers in the U.S. Dollar interest rate swap market which would qualify as "Reference Market-makers" if selected for that purpose by either party (the "Selected Dealers"), each of the Selected Dealers shall be instructed to provide quotations of the market value of this Transaction and the parties shall obtain such quotations in concert or as agreed between themselves at the Determination Time.

A Cash Settlement Amount which is agreed upon by the parties shall be paid by the party designated in such agreement. A Cash Settlement Amount calculated in accordance with Section 6(e)(ii)(2)(A) of the Agreement shall be paid by the party which would be designated as the payer of such an amount under the Agreement. Upon payment of the Cash Settlement Amount payable on the Cash Settlement Date, this Transaction shall terminate and neither party shall have any further rights or obligations hereunder.

6.  ACCOUNT DETAILS:

Payments to Citibank:           Account for payments:
                                Citibank, N.A. New York
                                ABA # 021000089
                                Account No. 00167679
                                Financial Futures
                                Reference Swap: 29481

Payments to Counterparty:       Account for payments:
                                Gold Banc-Leawood
                                ABA #:  101102315
                                Account No.: 1003030660
                                GBC Florida
                                Reference Swap 29481

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     Counterparty hereby agrees (a) to check this Confirmation (Reference No.:
29481) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between Citibank, N.A. New York and Counterparty with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Facsimile No. 212-615-8985.

Very truly yours,

CITIBANK, N.A. NEW YORK


By:       /s/ Nancy Ling
   ----------------------------------
       Nancy Ling
       Manager

Agreed and Accepted By:

GBC Florida, Inc.


By:       /s/ Rick Tremblay 8/30/02
   ----------------------------------

Name: Rick Tremblay

Title: Vice President and Treasurer

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